EXHIBIT 99.1

ATWOOD OCEANICS ORDERS ULTRA-DEEPWATER DRILLSHIP

Houston, Texas
October 18, 2011

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., announced that on October 15, 2011, Alpha Eagle Company, a wholly-owned subsidiary of Atwood Oceanics, Inc. (the “Company”), entered into a turnkey construction contract with Daewoo Shipbuilding and Marine Engineering Co., Ltd., (“DSME”) to construct an ultra-deepwater drillship, to be named the Atwood Achiever, at the DSME yard in South Korea.  The Atwood Achiever is expected to be delivered by June 30, 2014 at a total cost, including project management, drilling and handling tools and spares, of approximately $600 million.  Financing for the construction of the Atwood Achiever is expected to be provided from a combination of available cash, cash flows from operations and borrowings, as necessary, from the current senior credit facility of Atwood Offshore Worldwide Limited, a wholly-owned subsidiary of the Company.  Upon delivery, the Atwood Achiever will become the sixteenth mobile offshore drilling unit owned by the Company.

Rob Saltiel, President and CEO, commented, "We are pleased to execute our option with the DSME shipyard to build the Atwood Achiever and to expand further our high-specification, ultra-deepwater drilling fleet.  This rig's state-of-the-art design, coupled with the benefits of identical outfitting to the Atwood Advantage, make it a compelling investment for Atwood Oceanics."

The Atwood Achiever will be identical to the previously ordered Atwood Advantage and will be a DP-3 dynamically-positioned, dual derrick ultra deepwater drillship rated to operate in water depths up to 12,000 feet and drill to a depth of 40,000 feet. The Atwood Achiever will also have enhanced technical capabilities, including a 7-ram blowout preventer, three 100 ton knuckle boom cranes, a 165 ton active heave “tree-running” knuckle boom crane,  and 200 person accommodations.

This order comprises the execution of the first option retained by the Company.  The Company also secured modifications to the one remaining priced option to construct an additional ultra-deepwater drillship, which requires commitment by July 31, 2012.  The Company has made no determination at this time on whether the option will be exercised.

Atwood Oceanics, Inc., is an international offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells.  The company currently owns ten mobile offshore drilling units located in the United States Gulf of Mexico, South America, the Mediterranean Sea, West Africa, southeast Asia and Australia, and is constructing an ultra-deepwater semisubmersible, two ultra-deepwater drillships and three high-specification jackups for deliveries in 2012, 2013 and 2014.   The company was founded in 1968 and is headquartered in Houston, Texas.  Atwood Oceanics, Inc. ordinary shares are traded on the New York Stock Exchange under the symbol “ATW”.

Contact: Mark L. Mey
(281) 749-7902

Statements contained in this press release, including, but not limited to, information regarding our estimated vessel delivery and estimated total cost, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this press release is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this press release or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.